UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 24, 2026

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 235, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 24, 2026, Concentrix Corporation (“Concentrix” or the “Company”) issued and sold $600,000,000 aggregate principal amount of its 6.500% Senior Notes due 2029 (the “Notes”). The Notes were sold in a registered public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-273277), which became effective upon filing, and a Prospectus Supplement dated February 12, 2026, to a Prospectus dated July 17, 2023.
The Company used the net proceeds from the sale of the Notes, together with other available funds, to redeem $600 million of its 6.650% Senior Notes due August 2, 2026, of which $800 million aggregate principal amount was outstanding immediately before giving effect to such redemption.
The Notes were issued pursuant to, and are governed by, an indenture, dated as of August 2, 2023 (the “Base Indenture”), between Concentrix and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented, including by a fourth supplemental indenture dated as of February 24, 2026 between Concentrix and the Trustee relating to the Notes (the “Fourth Supplemental Indenture,” and the Base Indenture as so amended and supplemented, the “Indenture”). The Indenture contains customary covenants and restrictions, including covenants that limit Concentrix’ and certain of its subsidiaries’ ability to create or incur liens on shares of stock of certain subsidiaries or on principal properties, engage in sale/leaseback transactions or, with respect to Concentrix, consolidate or merge with, or sell or lease substantially all its assets to, another person. The Indenture also provides for customary events of default.
The Notes will accrue interest at a rate of 6.500% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026, and will mature on March 1, 2029. The interest rate payable on the Notes will be subject to adjustment from time to time if any of Moody’s, S&P or Fitch (in each case, as defined in the Indenture) (or, in each case, a substitute rating agency therefor), downgrades (or subsequently upgrades) the debt rating applicable to the Notes.
Concentrix may redeem the Notes at its option, in whole or in part, at any time and from time to time, prior to February 1, 2029 (the “Par Call Date”), at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, less (b) interest accrued on the Notes to the redemption date; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. Concentrix may also redeem the Notes at its option, in whole or in part, at any time and from time to time, on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.
The foregoing descriptions of the Base Indenture, the Fourth Supplemental Indenture and the Notes are summaries only and are qualified in their entirety by reference to the full text of such documents. The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 2, 2023 and is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K and in this Item 1.01. The Fourth Supplemental Indenture and the form of the Note are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated in this Item 1.01 by reference.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
4.1
Indenture, dated as of August 2, 2023, by and between Concentrix Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 2, 2023).

4.2	Fourth Supplemental Indenture, dated as of February 24, 2026, by and between Concentrix Corporation and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of $600,000,000 6.500% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal